SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 1-10753

      Date of Report: (Date of earliest event reported): February 18, 1997

                             WRT ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

           TEXAS                    1-10753                  72-1133320
(State or other jurisdiction of   (Commission             (I.R.S. Employer
incorporation or organization)    File Number          Identification Number)

                           5718 WESTHEIMER, SUITE 1201
                              HOUSTON, TEXAS 77057
              (Address of Registrant's principal executive offices)

                                (713) 706-3295
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

     On February 18, 1997, WRT Energy Corporation ("WRT" or the "Company") entered into a Commitment Agreement with DLB Oil & Gas, Inc. ("DLB") and Wexford Management LLC, on behalf of its affiliated investment funds ("Wexford"; DLB and Wexford are collectively referred to herein as "DLBW") pursuant to which the Company and DLBW commit to co-sponsor and fund a plan of reorganization in the Company's Chapter 11 bankruptcy case pending before the United States Bankruptcy Court for the Western District of Louisiana, Lafayette-Opelousas Division (the "Court").

     On January 20, 1997, WRT and DLBW jointly filed the First Amended Joint Plan of Reorganization (the "Plan") and First Amended Disclosure Statement. Under the terms of the Plan, each holder of an allowed interest of WRT Preferred Stock shall receive its pro rata share of an aggregate distribution of Reorganized WRT Warrants equal to 1% of the total Reorganized WRT Common Stock that would be issued pursuant to the Plan. Also, each holder of an allowed interest of WRT Common Stock shall receive its pro rata share of an aggregate distribution of Reorganized WRT Warrants equal to 1% of the total Reorganized WRT Common Stock that would be issued pursuant to the Plan. Each Reorganized WRT Warrant shall provide to the holders thereof the right to purchase one share of Reorganized WRT Common Stock for a purchase price of $10.00. The above described warrants will be issued to the holders of allowed interests of WRT Preferred Stock and WRT Common Stock only if the classes given higher treatment in the Plan vote to accept the Plan.

     The Plan also contemplates (i) the issuance to WRT's unsecured creditors, on account of their allowed claims, an aggregate of 10 million shares of Reorganized WRT Common Stock, (ii) the issuance to WRT's unsecured creditors, on account of their allowed claims, of the right to purchase an additional three million eight hundred thousand shares (3,800,000) of Reorganized WRT Common Stock at a purchase price of $3.50 per share (the "Rights Offering"), (iii) the issuance to DLBW and affiliates of the number of shares of Reorganized WRT Common Stock obtained by dividing DLBW's Allowed Secured Claim amount by a purchase price of $3.50 per share, (iv) funding by WRT of $3.0 million to an entity (the "Litigation Entity") to which WRT will transfer any and all causes of action, claims, rights of actions, suits or proceedings which have been or could be asserted by WRT except for (a) the action to recover unpaid production proceeds payable to WRT by Tri-Deck Oil & Gas Company and (b) the foreclosure action to recover title to certain assets. Reorganized WRT will own a 12% economic interest in the Litigation Entity and the remainder of the economic interests in the Litigation Entity will be allocated to unsecured creditors and DLBW based on their ownership percentage of the 13.8 million shares to be distributed and issued as described in (i) and (ii) above, (v) the exercise by DLBW of its rights to purchase Reorganized WRT Common Stock pursuant to the Rights Offering on account of its allowed claims, (vi) the purchase by DLBW of all shares of Reorganized WRT Common Stock not otherwise purchased pursuant to the Rights Offering, and (vii) pursuant to the Transfer and Exchange Agreement, as part of the Plan, (a) the transfer by DLBW of the interests in oil and gas properties in the West Cote Blanche Bay Field (the "WCBB Assets"), to be purchased by DLBW, to WRT, and (b) as consideration for the
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transfer of the WCBB Assets, the issuance to DLB of 5 million shares of
Reorganized WRT Common Stock.

     WRT and DLBW anticipate filing the Second Amended Joint Plan of Reorganization and Second Amended Disclosure Statement on March 11, 1997.

      The number of shares of the WRT's Common Stock, $0.01 par value, outstanding at February 26, 1997 was 9,539,207. The number of shares of WRT's 9% Convertible Preferred Stock, $0.01 par value, outstanding at February 26, 1997 was 1,265,000. WRT's existing Common and Preferred Stock was quoted on the NASDAQ National Market System until February 29, 1996, at which time NASDAQ terminated its quotation of both classes of securities. Since that time, WRT's existing Common and Preferred Stock has been quoted in the non-NASDAQ over-the-counter market. Under the Plan, the existing Common and Preferred Stock of WRT will be canceled, with holders of the existing Common and Preferred Stock receiving Reorganized WRT Warrants to purchase Reorganized Common Stock as described above. Reorganized WRT Common Stock will be issued to the creditors as described above.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 27, 1997

                                    WRT ENERGY CORPORATION

                                    By: /s/ RAYMOND P. LANDRY
                                        Chairman and Chief Executive Officer
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                     EXHIBITS TO CURRENT REPORT ON FORM 8-K
                            OF WRT ENERGY CORPORATION

Exhibit No.       Description

   2.1 Debtor's and DLBW's First Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code dated January 20, 1997

   2.2 First Amended Disclosure Statement Under 11 U.S.C.ss.1125 In Support of Debtor's and DLBW's First Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code dated January 20, 1997